     As filed with the Securities and Exchange Commission on March 31, 1995

                                                 REGISTRATION NO. 33- __________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                -------------

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             GENZYME CORPORATION
            (Exact name of registrant as specified in its charter)

         MASSACHUSETTS                                  06-1047163
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
     of incorporation)


              ONE KENDALL SQUARE, CAMBRIDGE, MASSACHUSETTS 02139
                   (Address of Principal Executive Offices)

                                -------------

                          1990 EQUITY INCENTIVE PLAN
                           (Full Title of the Plan)


                         HENRI A. TERMEER, PRESIDENT
                             Genzyme Corporation
                              One Kendall Square
                        Cambridge, Massachusetts 02139
                                (617) 252-7500
          (Name, address and telephone number of agent for service)

                               with copies to:

                             PETER WIRTH, ESQUIRE
                                Palmer & Dodge
                              One Beacon Street
                         Boston, Massachusetts 02108
                                (617) 573-0304

                               ---------------

                       CALCULATION OF REGISTRATION FEE

     Title of each class of            Amount to be       Proposed maximum         Proposed maximum           Amount of
  securities to be registered           registered         offering price         aggregate offering         registration
                                                            per share(1)               price(1)                  fee
 Tissue Repair Division Common          2,000,000             $6.1875                 $12,375,000              $4,267.24
 Stock, $0.01 par value                 shares(2)

(1)    Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average  of the high and low sale prices on March 29, 1995 as reported by the Nasdaq National Market System.

(2)    This Registration Statement registers 2,000,000 shares of Tissue Repair Division Common Stock under the 1990 Equity Incentive
       Plan.  An aggregate of 6,599,385 shares of General Division Common Stock (formerly Common Stock) have previously been registered under such plan (SEC File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33- 55656 and
       33-68188).


                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) The Registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) All other reports of the registrant filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (c) The description of the Registrant's Tissue Repair Division Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on September 9, 1994, as amended by Form 8-A/A filed on December 14, 1994, including any further amendment or report filed hereafter for the purpose of updating such description.

         (d) The description of the Registrant's Tissue Repair Division Common Stock Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on November 28, 1994, including any amendment or report filed for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment that indicates that all shares of Tissue Repair Division Common Stock offered hereunder have been sold or which deregisters all shares of Tissue Repair Division Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.


Item 4.  Description of Securities.
----------------------------------

         Not Applicable.


Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

         The validity of the Tissue Repair Division Common Stock offered hereby will be passed upon for the Registrant by Palmer & Dodge, Boston, Massachusetts. Peter Wirth, a partner of Palmer & Dodge, is Clerk of the Registrant.

Item 6. Indemnification of Directors and Officers.
-------------------------------------------------

         Section 67 of chapter 156B of the Massachusetts Business Corporation Law grants the Registrant the power to indemnify any director, officer, employee or agent to whatever extent permitted by the Registrant's Restated Articles of Organization, Bylaws or a vote adopted by the holders of a majority of the shares entitled to vote thereon, if such indemnitee acted (a) in good faith in the reasonable belief that his action was in the best interests of the corporation or (b) to the extent that the matter for which indemnification is sought relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Such indemnification may include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under the statute.

         Article VI of the Registrant's Bylaws provides that the Registrant shall, to the extent legally permissible, indemnify each person who may serve or who has served at any time as a director or officer of the corporation or of any of its subsidiaries, or who at the request of the corporation may serve or at any time has served as a director, officer or trustee of, or in a similar capacity with, another organization or an employee benefit plan, against all expenses and liabilities (including counsel fees, judgments, fines, excise taxes, penalties and amounts payable in settlements) reasonably incurred by or imposed upon such person in connection with any threatened, pending or completed action, suit or other proceeding, whether civil, criminal, administrative or investigative, in which he may become involved by reason of his serving or having served in such capacity (other than a proceeding voluntarily initiated by such person unless he is successful on the merits, the proceeding was authorized by the corporation or the proceeding seeks a declaratory judgment regarding his own conduct). Such indemnification shall include payment by the Registrant of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Article VI, which undertaking may be accepted without regard to the financial ability of such person to make repayment.

         The indemnification provided for in Article VI is a contract right inuring to the benefit of the directors, officers and others entitled to indemnification. In addition, the indemnification is expressly not exclusive of any other rights to which such director, officer or other person may be entitled by contract or otherwise under law, and inures to the benefit of the heirs, executors and administrators of such a person.

         The Registrant also has in place agreements with certain officers and directors which affirm the Registrant's obligation to indemnify them to the fullest extent permitted by law and contain various procedural and other provisions which expand the protection afforded by the Registrant's Bylaws.

         Section 13(b)(1 1/2) of chapter 156B of the Massachusetts Business Corporation Law provides that a corporation may, in its Articles of Organization, eliminate the directors' personal liability to the corporation and its stockholders for monetary damages for breaches of fiduciary duty, except in circumstances involving (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unauthorized distributions and loans to insiders, and (iv) transactions from which the director derived an improper personal benefit.
Section VI.C.5 of the Registrant's Restated Articles of Organization provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent that such exculpation is not permitted under the Massachusetts Business Corporation Law as in effect when such liability is determined.

Item 7. Exemption from Registration Claimed.
-------------------------------------------

         Not Applicable.

Item 8.  Exhibits.
-----------------

     Exhibit
      Number                                              Description
      ------                                              -----------
       4.1        Articles of Organization of Genzyme Corporation.  Filed as Exhibit 3.1 to Genzyme
                  Corporation's Form 10-K for the year ended December 31, 1994 (File No. 0-14680) and incorporated herein by reference.

       4.2        By-laws of Genzyme Corporation.  Filed as Exhibit 3.2 to Genzyme Corporation's Form
                  8-K dated December 31, 1991 (File  No. 0-14680) and incorporated herein by reference.

       4.3        Amended and Restated Rights Agreement, dated as of October 13, 1994 between Genzyme
                  Corporation and American Stock Transfer and Trust Company.  Filed as Exhibit 4 to
                  Genzyme Corporation's Current Report on Form 8-K filed on December 30, 1994 (File
                  No. 0-14680) and incorporated herein by reference.

       5.1        Opinion of Palmer & Dodge as to the legality of the securities registered hereunder.  Filed herewith.
      23.1        Consent of Coopers & Lybrand L.L.P., independent accountants.  Filed herewith.

      23.2        Consent of Palmer & Dodge (contained in Opinion of Palmer & Dodge filed as Exhibit
                  5.1).
      24.1        Power of Attorney (contained on the signature page hereto).

      24.2        Certified copy of Board of Directors' resolution authorizing Power of Attorney.
                  Filed herewith.

      99.1        Genzyme Corporation 1990 Equity Incentive Plan, as amended through December 12,
                  1994.  Filed as Annex VII to Genzyme Corporation's Registration Statement on Form
                  S-4 (File No. 33-83346) and incorporated herein by reference.

Item 9.  Undertakings.
---------------------

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)     To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                          (ii)    To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

                          (iii)   To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 30th day of March, 1995.


                                        GENZYME CORPORATION


                                        By:  /s/ Henri A. Termeer
                                             -----------------------------
                                             Henri A. Termeer
                                             President



                               POWER OF ATTORNEY


         We, the undersigned officers and directors of Genzyme Corporation, hereby severally constitute and appoint Henri A. Termeer, David J. McLachlan, Mark A. Hofer, Evan M. Lebson and Peter Wirth, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                 SIGNATURE                            TITLE                            DATE
                 ---------                            -----                            ----
/s/ Henri A. Termeer                        Director and Principal                March 30, 1995
------------------------------------        Executive Officer
Henri A. Termeer

/s/ David J. McLachlan                      Principal Financial and               March 30, 1995
------------------------------------        Accounting Officer
David J. McLachlan

/s/ Constantine E. Anagnostopoulos          Director                              March 30, 1995
------------------------------------
Constantine E. Anagnostopoulos

/s/ Douglas A. Berthiaume                   Director                              March 30, 1995
------------------------------------
Douglas A. Berthiaume


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----
/s/ Henry E. Blair                          Director                              March 30, 1995
------------------------------------
Henry E. Blair


/s/ Robert J. Carpenter                     Director                              March 30, 1995
------------------------------------

Robert J. Carpenter


/s/ Charles L. Cooney                       Director                              March 30, 1995
------------------------------------

Charles L. Cooney


/s/ Henry R. Lewis                          Director                              March 30, 1995
------------------------------------

Henry R. Lewis

                                 EXHIBIT INDEX
                                 -------------

      EXHIBIT                                                                               PAGE
       NUMBER                                 DESCRIPTION                                  NUMBER
       ------                                 -----------                                  ------
        4.1      Articles of Organization of Genzyme Corporation.  Filed as              *
                 Exhibit 3.1 to Genzyme Corporation's Form 10-K dated for
                 the year ended December 31, 1994 (File No. 0-14680) and
                 incorporated herein by reference.

        4.2      By-laws of Genzyme Corporation.  Filed as Exhibit 3.2 to                *
                 Genzyme Corporation's Form 8-K dated December 31, 1991
                 (File  No. 0-14680) and incorporated herein by reference.

        4.3      Amended and Restated Rights Agreement, dated as of October              *
                 13, 1994 between Genzyme Corporation and American Stock
                 Transfer and Trust Company.  Filed as Exhibit 4 to the
                 Genzyme Corporation's Current Report on Form 8-K filed on
                 December 30, 1994 (File No. 0-14680) and incorporated
                 herein by reference.

        5.1      Opinion of Palmer & Dodge as to the legality of the                     10
                 securities registered hereunder.

       23.1      Consent of Coopers & Lybrand L.L.P., independent                        11
                 accountants.

       23.2      Consent of Palmer & Dodge (contained in Opinion of Palmer               *
                 & Dodge filed as Exhibit 5.1).

       24.1      Power of Attorney (contained on the signature page                      *
                 hereto).

       24.2      Certified copy of Board of Directors' resolution                        12
                 authorizing Power of Attorney.

       99.1      Genzyme Corporation 1990 Equity Incentive Plan, as amended              *
                 through December 12, 1994.  Filed as Annex VII to Genzyme
                 Corporation's Registration Statement on Form S-4 (File No.
                 33-83346) and incorporated herein by reference.





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